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                                                         Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this registration statement on Form S-1 of LearningExpress.com Holdings LLC of our report dated March 21, 2000 appearing in the prospectus which is part of this registration statement, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Charles L. Burke, Certified Public Accountant

Stoneham, Massachusetts
April 19, 2000